UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 4, 2021 (February 1, 2021)

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Assisted 4 Living, Inc.
(Exact name of registrant as specified in its charter)

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Nevada	000-226979	82-1884480
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

2382 Bartek Place, North Port, Florida	34289
(Address of Principal Executive Office)	(Zip Code)

(888) 609-1169

(Registrant’s telephone number, including area code)

N/A

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of New Officer

Assisted 4 Living, Inc. (the "Company") has entered into an Employment Agreement with Louis Collier, Jr. ("Collier"), effective February 1, 2021 (the "Effective Date"). In connection with his employment, Collier has been appointed to serve as the Company's Chief Executive Officer, Principal Executive Officer and President.

Biography of New Officer

Louis Collier, Jr.; Chief Executive Officer, Principal Executive Officer and President; Age 55: Louis Collier, Jr. has over 30 years of healthcare leadership experience. Since 2017, he has served as CEO for Encompass Health Rehabilitation Hospital of Petersburg, LLC and UVA Encompass Health Rehabilitation Hospital, LLC, both of which are subsidiaries of Encompass Healthcare Corporation, a Birmingham, Alabama based company with over 37,000 employees that manages and owns 138+ acute inpatient rehabilitation hospitals and over 350 home health locations. From 2014 to 2017, Mr. Collier served in a national role as Vice President of Post-Acute Networks for Reliant Post Acute Care Solutions, a company based in Plano Texas with over 10,000 employees that provides therapy staffing and services to over 850 skilled nursing facilities in 40 states. From 2012 to 2014, he served as a member of the Executive Leadership Team and as Vice President of Post-Acute and Hospitals for Wellmont Health System, a Kingsport, Tennessee based company that at that time was a healthcare system comprised of 11 hospitals with 7,500 employees and annual revenue of approximately $800 million. From 2008 to 2012, he served as Regional Director of IPC, The Hospitalist Company. From 1998 to 2008, he was president of BMS Consulting, Inc.

Summary of Material Terms of New Officer's Employment Agreement

Pursuant to the Employment Agreement, Collier's employment period is for an initial term of four years, and it automatically renews for successive one year periods unless and until either party provides 60 days’ advance written notice prior to the end of the initial term or any renewal term that such party declines to renew. Collier's employment period may be terminated by the Company at any time for cause or without cause, by Collier upon his resignation for good reason or without good reason or upon Collier's death or disability. Collier will receive his base salary through the termination date if the employment period is not renewed or is terminated by the Company for cause, by Collier without good reason or due to Collier's death or disability. If the employment period is terminated by the Company without cause or by Collier with good reason, Collier will receive, in addition to his base salary through the termination date, his monthly base salary for one year, paid in installments in accordance with normal payroll practices, provided he executes a general release of claims in substantially the form attached to the Employment Agreement. Collier is also subject to non-competition, non-solicitation and non-disclosure restrictions for various time periods after the employment period is terminated, including a two year non-compete restriction within a 100-mile radius of each of the Company’s physical locations or in which Company is actively planning to purchase or develop a physical location as of the termination date.

Collier will be paid a base salary of $400,000, which will be reassessed and renegotiated in good faith after the Company is profitable over a fiscal year. The Company will also pay Collier a signing bonus of $150,000, which will be payable as follows: $50,000 within five days of the Effective Date; $50,000 within 90 days of the Effective Date; and $50,000 within 180 days of the Effective Date. If Collier's employment with the Company is terminated for any reason within five years following the Effective Date, Collier must repay the signing bonus within 45 days of such termination; provided, however, the amount of the signing bonus required to be repaid will be (i) net of any taxes Collier is required to pay; and (ii) reduced by 20% after each year of employment. Collier will also be issued 1,250,000 phantom shares within ten days after the Company approves and adopts a Phantom Equity Plan. The phantom shares will be subject to a phantom unit interest award agreement, which will set forth the vesting of the phantom shares.

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The foregoing summary of the Employment Agreement is qualified in its entirety by reference to the full text of the Employment Agreement, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference. You are urged to read said exhibit attached hereto in its entirety.

The Company has not yet adopted the Phantom Equity Plan or any other retirement, pension, profit sharing, stock option or insurance programs or other similar programs for the benefit of Collier.

Neither Collier, nor any member of the immediate family of Collier, has, to the knowledge of the Company, had a material interest, direct or indirect, since the beginning of the Company's last fiscal year, in any transaction or proposed transaction which may materially affect the Company.

Resignation of Current Officer

In connection with Collier's appointments, Bruce A. Cassidy, Sr. has resigned his positions as the Company's Chief Executive Officer, Principal Executive Officer and President, effective as of the Effective Date. There are no compensatory plans or arrangements, including payments to be received from the Company, with respect to Bruce A. Cassidy, Sr. which would in any way result in payments to Mr. Cassidy because of his resignations as the Company's Chief Executive Officer, Principal Executive Officer and President.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Employment Agreement between Assisted 4 Living, Inc. and Louis Collier, effective February 1, 2021.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ASSISTED 4 LIVING, INC.

Date: February 4, 2021	By:	/s/ Roger Tichenor
Roger Tichenor, CFO

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